GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                             10 Stow Road, Suite 200
                           Marlton, New Jersey 080536




                                                   As of November 1, 1998



Mr. J. Mark Rubenstein
29 Duer  Place
Weehawken, New Jersey 07087

                  Re:      Agreement

Dear Mark:

         This letter, effective upon your execution and its return, shall set forth the complete agreement between you and Global Telecommunication Solutions, Inc. ("GTS") in connection with those matters set forth herein.

         1. Within seven days of the execution of this letter agreement, GTS will pay you any amounts GTS has actually collected for the accounts receivable of Centerpiece Communications, Inc. ("CCI") relating to the sale of prepaid phone cards prior to February 1, 1998. All amounts paid under this section shall be reduced by amounts CCI owes to GTS, Networks Around The World, Inc. and Global Phonecards LLC for prepaid phone cards/personal identification numbers acquired prior to February 1, 1998.

         2. GTS agrees that it will continue to pay Bert Rubenstein his current salary on the current pay intervals for no less than three months after his employment with GTS is terminated, unless otherwise agreed to by Mr. Bert Rubenstein.

         3. GTS hereby conveys to you the two computers and a fax machine described on Exhibit A (to be mutually agreed upon by the Company and J. Mark Rubenstein within seven days of the execution of this letter agreement) to this letter Agreement. In the event GTS incurs and pays any sales tax in connection with this conveyance, you agree to reimburse GTS for any amounts so incurred and paid.

         If this letter accurately sets forth our understanding and agreement with respect to the matters set forth herein, please indicate by signing in the space provided below and returning this letter agreement to me.


                                     Very truly yours,

                                     Global Telecommunication Solutions, Inc.

                                        /s/ Randy Cherkas
                                     By:________________________________
                                           Randy Cherkas


Accepted and agreed to as of the 1st day of November, 1998:


/s/ J. Mark Rubenstein
___________________________
J. Mark Rubenstein

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                                   SCHEDULE A

One Dell Computer, 200 MHZ (plus built-in accessories)
One Dell Computer, 400 MHZ (plus built-in accessories)
One 20" monitor
One 15" monitor
One Printer

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